EXHIBIT 99.1

CHICO’S NEWS RELEASE

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33912 • (239) 277-6200 • Fax: (239) 277-5237

For Immediate Release

Executive Contact:	Investor / Media Contacts:
Charles J. Kleman	James Palczynski-Investor Relations
Chief Operating Officer	Megan McDonnell-Media Relations
Chief Financial Officer	Integrated Corporate Relations, Inc.
Chico’s FAS, Inc.	(203) 222-9013
(239) 274-4105

Chico’s FAS, Inc. Announces Management Promotions

     Fort Myers, FL — April 15, 2004 - Chico’s FAS, Inc. (NYSE: CHS) today announced two key promotions in the Company’s management structure.

     James P. Frain has been promoted to Executive Vice President – Chief Marketing Officer and Patricia Darrow-Smith has been promoted to Senior Vice President – GMM – White House for Chico’s FAS, Inc. and Executive Vice President – Chief Merchandising Officer for The White House, Inc.

     Scott A. Edmonds, President and Chief Executive Officer of Chico’s FAS, Inc., commented, “Jim is an outstanding marketing executive who has orchestrated and coordinated Chico’s national marketing campaign and, through these efforts, has played a major role in establishing the Chico’s brand as a household name. Since joining Chico’s in 1999, he has been a key driver of the growth of the Chico’s brand.”

     “We are also pleased to add Patricia to the Chico’s team. She is an excellent merchant and has been a major factor in developing the overall White House | Black Market brand. Since 1986, Patricia has been the most senior merchandising executive at The White House, Inc. During that time, she played a key role in building one of the few new successful specialty apparel brands in a crowded retail environment by offering a different and exciting merchandise focus.”

     “Jim and Patricia are both expected to play an important role in the future growth of the Chico’s and White House | Black Market brands and I am pleased to announce these well-deserved promotions.”

     James P. Frain has been employed by the Company since June 1999, when he was hired as the Company’s Director of Marketing. In April 2000, he was promoted to the position of Vice President – Marketing, and in November 2002, he was promoted to Senior Vice President – Marketing. During 1998 and 1999, Mr. Frain was Vice President – Marketing and Creative for Current, Inc., and during 1997 and 1998, he was Vice President – Operations and Marketing for A.H. Riise. From 1994 to 1996, Mr. Frain was Vice President – Marketing for Easyriders and from 1993 to 1994, he was Vice President – Marketing for NBO. Mr. Frain held various marketing positions prior to 1994 at Alfred Dunhill, Gucci, Laura Ashley, Conran’s and Paragon Sporting Goods.

     Patricia Darrow-Smith joined the Company in September 2003 as Senior Vice President – Merchandising of The White House, Inc. as a result of the acquisition of The White House, Inc. by the Company. From 1986 to September 2003, Ms. Darrow-Smith served as the most senior merchandising executive of The White House, Inc., most recently as Executive Vice President – Merchandising. Ms. Darrow-Smith previously worked for the Hyatt Hotels Corporation.

     Chico’s sells exclusively designed, private-label women’s clothing and related accessories. The Company operates 562 women’s specialty stores, including stores in 45 states, the District of Columbia, the Virgin Islands and Puerto Rico, operating under either the name Chico’s or White House | Black Market. The Company owns 404 Chico’s front-line stores, 23 Chico’s outlet stores, and 123 White House | Black Market stores; franchisees own and operate 12 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to Chico’s monthly sales information and investor relations line

A copy of a slide show addressing Chico’s recent financial results and current plans for expansion is available on the Chico’s website at www.chicos.com in the investor relations section

Additional investor information on Chico’s FAS, Inc. is available free of charge on the Chico’s website at www.chicos.com in the investor relations section